Exhibit 99.1
                                  CERTIFICATION



     The undersigned, Richard H. Friedman, Chairman and Chief Executive Officer of MIM Corporation (the "Company"), hereby certifies that the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 31, 2003



                                           /s/ Richard H. Friedman
                                           ------------------------------
                                           Richard H. Friedman
                                           Chairman and Chief Executive Officer